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                                                                    EXHIBIT 21.1

     SUBSIDIARIES OF THE REGISTRANT AND JURISDICTION OF INCORPORATION OR
                                 ORGANIZATION




ALTEC, Inc. (Non-Operating)                                      Wisconsin
ALTEC International Limited Partnership                          Delaware
Chart Management Company, Inc.                                   Ohio*
CHD, Inc. (Non-Operating)                                        Delaware
Chart Industries Foreign Sales Corporation                       Virgin Islands
Greenville Tube Corporation                                      Arkansas
Process Systems International, Inc.                              Massachusetts
Cryenco Sciences, Inc.                                           Delaware
Cryenco, Inc.                                                    Colorado
Cryenex, Inc.                                                    Delaware

* General partner for ALTEC International Limited Partnership, a Delaware Limited Partnership.